EXHIBIT 11

                BT FINANCIAL CORPORATION AND AFFILIATES
                  COMPUTATION OF NET INCOME PER SHARE

                              (Unaudited)

                                      Three months ended      Six months ended
                                                 June 30               June 30
                                         1997       1996        1997      1996
                                  --------------------------------------------
(In thousands, except shares
and per share data)

Primary income per share:
     Net income                    $    4,194  $    2,978  $   8,276  $  6,743
     Preferred dividends                    0          26          0        54
                                  --------------------------------------------
     Net income applicable to
      common stock                 $    4,194  $    2,952  $   8,276  $  6,689
                                  --------------------------------------------
     Average common shares
      outstanding and common stock
      equivalents                   5,682,215   5,400,527  5,682,215 5,376,068
                                  ============================================

     Net income per share-primary  $      .74  $      .55  $    1.46 $    1.24

Fully diluted income per share:
     Net income                    $    4,194  $    2,978  $   8,276 $   6,743
                                 =============================================
     Average common shares
      outstanding and common stock
      equivalents                   5,682,215   5,400,527  5,682,215 5,376,068
     Additional common shares
      assuming:
           Conversion of preferred
            stock Series A                  0      92,052          0    94,729
                                ----------------------------------------------
     Average common shares
      outstanding and common stock
      equivalents                   5,682,215   5,492,579  5,682,215 5,470,797
                                ==============================================

     Net income per share-fully
      diluted                      $      .74  $      .54  $    1.46  $   1.23
                                ==============================================

 Note: Share and per share data have been adjusted to reflect the 10% stock dividend distributed on October 22, 1996.